Exhibit 5.1

December 4, 2008

Board of Directors

Webster Financial Corporation

Webster Plaza

Waterbury, Connecticut 06702

Ladies and Gentlemen:

We are acting as counsel to Webster Financial Corporation, a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the public offering of the securities of the Company that may be offered and sold by the selling securityholders from time to time and on a delayed or continuous basis as set forth in the prospectus dated December 4, 2008 (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is delivered in connection with the proposed resale offering (the “Offering”) of up to 400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the “Preferred Stock”), a warrant to purchase up to 3,282,276 shares of Company common stock (the “Warrant”) and any shares of Company common stock issuable from time to time upon exercise of the Warrant (together with the Preferred Stock and Warrant, the “Shares”), originally issued by the Company pursuant to a letter agreement between the Company and the United States Department of the Treasury dated November 21, 2008 (the “Letter Agreement”), which included the Securities Purchase Agreement – Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement, and as described in a prospectus supplement dated December 4, 2008 constituting a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 228.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes,

Board of Directors

Webster Financial Corporation

December 4, 2008

ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(1) the Preferred Stock and Warrant are validly issued, fully paid and nonassessable; and

(2) the shares of common stock, par value $0.01 per share, of the Company, duly issued upon exercise of the Warrant, upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K and to the reference to this firm under the caption “Legal Matters” in the prospectus supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON LLP

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